STATE OF GEORGIA
COUNTY OF MUSCOGEE

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT


         This Amended and Restated Employment Agreement ("Agreement") is entered into this 13th day of September, 1999 by and between Synovus Financial Corp. ("Synovus"), a Georgia corporation, and James H. Blanchard ("Executive"), an individual resident of the State of Georgia.

         WHEREAS, Synovus and Executive and Columbus Bank and Trust Company, a wholly-owned banking subsidiary of Synovus, were parties to an Employment Agreement dated October 13, 1977 and amended on January 7, 1982, April 18, 1989, January 1, 1990, and March 9, 1992 ("Existing Agreement");

         WHEREAS, Synovus desires to retain the services of Executive for an additional seven years; and

         WHEREAS, Synovus desires to amend and restate the provisions of the Existing Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Synovus and Executive hereby agree as follows:

                                   Section 1.

                                   Definitions

         1.1. Board.  The term "Board" means the Board of Directors of SYNOVUS.

         1.2. Cause. The term "Cause" for purposes of this Agreement shall mean matters which the Board determines to consist of the Executive's embezzlement, deceit and/or dishonesty, gross negligence or willful misconduct in the performance of his duties or responsibilities under this Agreement or a breach of Sections 4 or 5 or any other material provision of this Agreement.

         1.3. Confidential or Proprietary Information. The term "Confidential or Proprietary Information" for purposes of this Agreement shall mean any secret, confidential, or proprietary information of SYNOVUS or a SYNOVUS AFFILIATE (not otherwise included in the definition of Trade Secret in Section 1.7 of this Agreement) that has not become generally available to the public by the act of one who has the right to disclose such information without violating any right of SYNOVUS or a SYNOVUS AFFILIATE.

         1.4. Disability. The term "Disability" for purposes of this Agreement means a bodily or mental illness, disease or injury to the extent that, in the reasonable judgment of the Board, it prevents Executive from performing his material and substantial duties and responsibilities under this Agreement.

         1.5. SYNOVUS.  The   term  "SYNOVUS"  for purposes  of  this  Agreement
means  SYNOVUS  FINANCIAL  CORP.  and any successor to SYNOVUS FINANCIAL CORP.

         1.6. SYNOVUS AFFILIATE. The term "SYNOVUS AFFILIATE" for purposes of this Agreement means any organization whose employees would be treated as employees of SYNOVUS under ss. 414(b) or ss. 414(c) of the Internal Revenue Code of 1986, as amended, if the figure 50% was substituted for the figure 80% in the income tax regulations under these two sections of such Code.

         1.7. Trade Secret. The term "Trade Secret" for purposes of this Agreement shall mean information, including, but not limited to, technical or nontechnical data, a formula, a pattern, a compilation, a program, a source code, an object code, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers which is not commonly known by or available to the public and which information:

                  (a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and

                  (b) is the subject of reasonable efforts by SYNOVUS or any SYNOVUS AFFILIATE to maintain its secrecy.

                                   Section 2.

                       Terms And Conditions Of Employment

         2.1. Term. The term of Executive's employment under this Agreement (subject to the terms and conditions of this Agreement) shall be the seven (7) consecutive year period which starts on the date of this Agreement.

         2.2. Title, Duties and Responsibilities. Executive shall serve as Chairman and Chief Executive Officer of SYNOVUS through September 13, 2004, after which Executive's title, duties and responsibilities under this Agreement shall be set by SYNOVUS' Board of Directors. Executive shall devote all of his working time, attention, and energy to fulfilling such duties and responsibilities and shall not engage in any substantial outside business or other activities unrelated to serving SYNOVUS' business interests. Notwithstanding the foregoing, Executive may devote reasonable time to fulfill his duties with any governmental appointments, and nothing in this Section 2.2 shall preclude Executive from (a) participating or serving on corporate, industry, civic, charitable or professional boards or committees, (b) delivering lectures, fulfilling speaking engagements, or teaching at education institutions, or (c) investing his personal assets in any form or manner so long as such activities do not significantly interfere with the performance of Executive's duties and responsibilities as an employee of SYNOVUS.

         2.3.     Compensation.

                  (a) Base Salary. Executive's annual Base Salary at the start of his term shall be $670,000, payable in accordance with SYNOVUS' standard payroll policies and practices. Such Base Salary shall be reviewed no less frequently than annually by the SYNOVUS Compensation Committee in accordance with SYNOVUS' standard practices for reviewing base salary for similarly situated executives of SYNOVUS.

                  (b) Vacation. Executive shall be entitled to paid vacation in accordance with the plans, policies, programs and practices of SYNOVUS as in effect for similarly situated executives of SYNOVUS.

                  (c) Bonus Plan and Other Benefits. Executive shall be eligible to participate in the Synovus Financial Corp. Incentive Bonus Plan (as amended from time to time), in the SYNOVUS Long-Term Incentive Plan(s), and the various welfare and fringe benefit plans and the tax qualified retirement plans as adopted by SYNOVUS. Executive shall also be entitled to receive the same perquisites in accordance with the plans, policies, programs and practices of SYNOVUS as in effect for similarly situated executives of SYNOVUS.

                  (d) Change in Control Agreement. SYNOVUS has entered into a separate Change in Control Agreement with Executive as of January 1, 1996.

                  (e) Challenge Grant of Stock Options. SYNOVUS has agreed to grant performance accelerated options to Executive that are exercisable upon the earlier of (i) the expiration of this Agreement, or (ii) the attainment and maintenance of specified stock price hurdles until the time of exercise, i.e., one-third would be exercisable if the price equals or exceeds $40 at the time of exercise, one-third would be exercisable if the price equals or exceeds $45 at the time of exercise, and the remaining third would be exercisable if the price equals or exceeds $50 at the time of exercise. An initial grant of an option to purchase 500,000 shares will be made as of the date of this Agreement. It is the intention of Synovus, subject to the provisions of Synovus' Long-Term Incentive Plans and the recommendation of the Compensation Committee, that similar grants will be made at future dates. The initial grant agreement is attached hereto as Exhibit "A" and made a part hereof.

                                   Section 3.

                              Deferred Compensation

         3.1. Amount of Deferred Compensation. For all services heretofore and hereafter rendered by Executive on behalf of SYNOVUS during the term of this Agreement, SYNOVUS shall pay Executive or his beneficiary (as the case may be) deferred compensation in the total amount of $468,000, said deferred compensation to be in addition to any and all amounts of deferred compensation which may be payable to Executive or his beneficiary (as the case may be) under qualified or nonqualified defined contribution or defined benefit plans maintained by SYNOVUS, under insurance policies, or otherwise.

         3.2. Forfeiture of Deferred Compensation. Executive and his beneficiary shall forfeit all rights to deferred compensation under this Section 3 upon the date of the occurrence of either of the following events: (a) SYNOVUS' termination of the employment of Executive with SYNOVUS for Cause; (b) Executive's violation of the terms of the Noncompetition Covenants set forth in
Section 4 below or the Trade Secrets and Confidentiality  Covenants set forth in
Section 5 below; or (c) Executive commits suicide.

         3.3.  Payment of Deferred  Compensation.  Subject to the  provisions of
Section 3.2 above, deferred compensation shall be due and payable under this Agreement to Executive or his beneficiary or beneficiaries (hereinabove and hereinafter referred to as "beneficiary") as follows, to-wit:

                  (a) Termination of Executive's Employment. Should Executive voluntarily terminate his employment with SYNOVUS or should SYNOVUS terminate Executive's employment with SYNOVUS for reasons other than Cause, then in either of such events, SYNOVUS shall commence payment of deferred compensation to Executive at the rate of $2,600 per month for 180 consecutive calendar months, the first of such monthly payments to commence 30 days after the date of the termination of Executive's employment; provided, however, should Executive die prior to receiving all of said 180 monthly payments, then in such event, the then remaining unpaid balance of the $468,000 of deferred compensation due to Executive shall be paid to Executive's beneficiary in approximately equal monthly installments, the first of such monthly payments to commence 30 days after the date of Executive's death and the succeeding monthly installments shall extend over a period not to exceed 120 months from the date of the payment of the first monthly deferred compensation installment to Executive under this Section 3.3(a);

                  (b) Termination of Executive's Employment Due to Disability. Should Executive's employment with SYNOVUS be terminated on account of Executive's Disability, then in such event, SYNOVUS shall commence paying deferred compensation to Executive in the amount of $2,600 per month for 180 consecutive calendar months, the first of such monthly payments to commence 30 days after the date of Executive's Disability; provided, however, should Executive die prior to receiving all of said 180 monthly payments, then in such event, the then remaining unpaid balance of the $468,000 of deferred compensation due Executive shall be paid to Executive's beneficiary in approximately equal monthly installments, the first of such monthly installments shall commence 30 days after the date of Executive's death and the succeeding monthly installments shall extend over a period not to exceed 120 months from the date of the payment of the first such monthly deferred compensation installment to Executive under this Section 3.3(b).

                  (c) Termination of Executive's Employment Due to Death. In the event Executive's employment with SYNOVUS is terminated on account of Executive's death, then in such event, SYNOVUS shall commence paying $468,000 in deferred compensation to Executive's beneficiary in 120 consecutive monthly payments, the first of such monthly payments to commence 30 days after the date of Executive's death, as follows:
         SYNOVUS shall pay Executive's beneficiary $6,825 per month for 12 consecutive calendar months, and SYNOVUS shall thereafter pay
         Executive's beneficiary $3,575 per month for an additional 180 consecutive calendar months.

                  (d) Designation of Beneficiary to Receive Deferred Compensation in the Event of Executive's Death. Should Executive die prior to the commencement or completion of SYNOVUS' payment of deferred compensation pursuant to this Section 3, then in such event, SYNOVUS shall pay said deferred compensation to the beneficiary or beneficiaries designated by Executive on the Beneficiary Designation Form attached hereto as Exhibit "B" and made a part hereof, or to Executive's estate in the absence of an effective beneficiary designation, at the times and in the amounts provided for in Section
         3.3 above.

                                   Section 4.

                                 Noncompetition

         4.1. No Competitive Activity. For a period of two (2) years after the date of Executive's termination of employment with SYNOVUS hereunder, Executive will not become a director and/or a principal executive officer of (a) any financial institution (including, but not limited to, a bank and/or a bank holding company and/or a savings and loan association and/or a savings and loan holding company) having a place of business in any county of any state in which SYNOVUS or any SYNOVUS AFFILIATE then has an office; or (b) any business entity or organization that is a credit/debit/transaction card processor which competes with SYNOVUS or any SYNOVUS AFFILIATE.

         4.2. No Solicitation of Customers or Clients. Executive shall neither during his employment by SYNOVUS, nor during the two (2) year period which ends on the date of his employment by SYNOVUS terminates, solicit any customer or client of SYNOVUS or any SYNOVUS AFFILIATE with whom Executive had any material business contact during the two (2) year period which ends on the date his employment by SYNOVUS or a SYNOVUS AFFILIATE terminates or the purpose of competing with SYNOVUS or any SYNOVUS AFFILIATE, either individually, or as an owner, partner, employee, agent, consultant, advisor, contractor, salesman, stockholder, investor, officer or director of, or service provider to, any corporation, partnership, venture or other business entity.

         4.3. Antipirating of Employees. Executive shall neither during his employment by SYNOVUS, nor during the two (2) year period ending on the date his employment by SYNOVUS terminates, employ or seek to employ on his own behalf or on behalf of any other person, firm or corporation, any person employed by SYNOVUS or a SYNOVUS AFFILIATE in an executive, managerial, or supervisory capacity during the term of Executive" employment by SYNOVUS or a SYNOVUS AFFILIATE, with whom Executive had contact during the two (2) year period which ends on the date Executive's employment by SYNOVUS terminates (whether or not such employee would commit a breach of contract).

                                   Section 5.

                   Trade Secrets and Confidential Information

         5.1. Trade Secrets. Executive hereby agrees that he will hold in a fiduciary capacity for the benefit of SYNOVUS and each SYNOVUS AFFILIATE, and will not directly or indirectly use or disclose, any Trade Secret that Executive may have acquired during the term of his employment by SYNOVUS for so long as such information remains a Trade Secret.

         5.2. Confidential or Proprietary Information. Executive hereby agrees that during his employment by SYNOVUS and during the two (2) year period ending on the date his employment by SYNOVUS terminates, he will hold in a fiduciary capacity for the benefit of SYNOVUS and each SYNOVUS AFFILIATE, and will not directly or indirectly use or disclose, any Confidential or Proprietary Information that Executive may have acquired (whether or not developed or compiled by Executive and whether or not Executive was authorized to have access to such information) during the term of, in the course of, or as a result of his employment by SYNOVUS.

         5.3. State Law. The provisions of Sections 5.1 and 5.2 are in addition to, and not in lieu of, the protections provided under state law, and nothing in either Sections 5.1 or 5.2 shall diminish or otherwise limit the rights of SYNOVUS or a SYNOVUS AFFILIATE under state law.

                                   Section 6.

                              Specific Performance

         Executive acknowledges that the obligations undertaken by him pursuant to this Agreement are unique and that SYNOVUS likely will have no adequate remedy at law if Executive shall fail to perform any of his obligations under this Agreement, and Executive therefore confirms that SYNOVUS' right to specific performance of the terms of Sections 3, 4 and 5 of this Agreement is essential to protect the rights and interests of SYNOVUS. Accordingly, in addition to any other remedies that SYNOVUS may have at law or in equity, SYNOVUS will have the right to have all obligations, covenants, agreements and other provisions of Sections 3, 4 and 5 of this Agreement specifically performed by Executive, and SYNOVUS will have the right to obtain preliminary and permanent injunctive relief to secure specific performance and to prevent a breach or contemplated breach of this Agreement by Executive, and Executive submits to the jurisdiction of the courts of the State of Georgia for this purpose.

                                   Section 7.

                            Miscellaneous Provisions

         7.1. Assignment. This Agreement is for the personal services of Executive, and the rights and obligations of Executive under this Agreement are not assignable or delegable in whole or in part by Executive without the prior written consent of SYNOVUS. This Agreement is assignable in whole or in part by SYNOVUS to any SYNOVUS AFFILIATE.

         7.2. Governing Law. This Agreement will be governed by and construed under the laws of the State of Georgia (without reference to the choice of law principles thereof). Executive consents to jurisdiction and venue in the state and federal courts of the State of Georgia for any action arising from a dispute under this Agreement, and for any such action brought in such a court, expressly waives any defense he might otherwise have based on lack of personal jurisdiction or improper venue, or that the action has been brought in an inconvenient forum.

         7.3. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         7.4. Headings, References. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         7.5. Attorneys' Fees. If any action is taken with respect to this Agreement, SYNOVUS shall bear its own attorneys' fees and expenses and Executive shall bear his own attorneys' fees and expenses.

         7.6. Amendments and Waivers. Except as otherwise specified in this Agreement, this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of SYNOVUS and Executive.

         7.7.  Severability.   Any  provision  of  this  Agreement  held  to  be
unenforceable under applicable law will be enforced to the maximum extent possible, and the balance of this Agreement will remain in full force and effect.

         7.8. Entire Agreement. This Agreement constitutes the entire understanding and agreement of SYNOVUS and Executive with respect to the transactions contemplated in this Agreement, and supersedes all prior understandings and agreements between SYNOVUS and Executive with respect to such transactions.

         7.9. Notices. Any notice required hereunder to be given by either SYNOVUS or Executive will be in writing and will be deemed effectively given upon personal delivery to the party to be notified or five (5) days after deposit with the United States Post Office by registered or certified mail, postage prepaid, to the other party at the address set forth below or to such other address as either party may from time to time designate by ten (10) days advance written notice pursuant to this Section 7.9. All such written communication will be directed as follows:

                                            If to SYNOVUS:

                                            SYNOVUS FINANCIAL CORP.
                                            901 Front Avenue, Suite 301
                                            One Arsenal Place
                                            Columbus, Georgia  31901
                                            Attention:  General Counsel

                                            If to Executive:

                                            James H. Blanchard
                                            1101 Marina Cove Circle
                                            Columbus, Georgia  31904

         7.10. Binding Effect. This Agreement shall be for the benefit of, and shall be binding upon, SYNOVUS and Executive and their respective heirs, personal representatives, legal representatives, successors and assigns, subject, however, to the provisions in Section 7.1 of this Agreement.

         IN WITNESS WHEREOF, SYNOVUS and Executive have executed this Agreement effective as of the date set forth on the first page of this Agreement.

                              SYNOVUS FINANCIAL CORP.


                              By:    /s/G.S. Griffith, III
                                    --------------------------------

                              Title: Senior Executive Vice President
                                       and Secretary
                                     -------------------------------


                              EXECUTIVE

                              /s/James H. Blanchard
                              --------------------------------------
                              James H. Blanchard